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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement of Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated February 4, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Stockholders of Zenith National Insurance Corp. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 4, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A (Amendment No. 1). We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Los Angeles, CA March 2, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS